SECURITIES AND EXCHANGE COMMISSION

==================================

AMENDMENT NO. 6 TO FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

==================================

GRANT ENTERPRISES, INC.
(Exact Name of Small Business Issuer in its Charter)

DELAWARE		74-3130469
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

233 Wilshire Blvd., Suite 960
Santa Monica, California 90401
(310) 393-0104
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Corporation Services Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
(302) 636-5400
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	400,000	$0.10	$40,000	$4.89

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER, 2006

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 193-3 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

GRANT ENTERPRISES, INC.
400,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 400,000 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

The Date of This Prospectus Is: October, 2006.

TABLE OF CONTENTS

ABOUT OUR COMPANY	1
WHERE YOU CAN FIND US	2
RISK FACTORS	2
USE OF PROCEEDS	5
DETERMINATION OF OFFERING PRICE	5
DILUTION	5
PENNY STOCK CONSIDERATIONS	5
SELLING SHAREHOLDERS	6
PLAN OF DISTRIBUTION	7
LEGAL PROCEEDINGS	8
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
DESCRIPTION OF SECURITIES	9
INTERESTS OF NAMED EXPERTS AND COUNSEL	10
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	10
ORGANIZATION WITHIN LAST FIVE YEARS	10
DESCRIPTION OF BUSINESS	10
MANAGEMENT DISCUSSION AND ANALYSIS	12
DESCRIPTION OF PROPERTY	15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	15
EXECUTIVE COMPENSATION	16
AVAILABLE INFORMATION	16
FINANCIAL STATEMENTS	17

i

ABOUT OUR COMPANY

We were incorporated under the laws of the State of Delaware on September 9, 2004. We were incorporated as a holding vehicle to own and control distribution companies. On September 12, 2004, we obtained all of the shares of Grant Enterprises, LLC, from Richard Carrigan, the sole unit holder of Grant Enterprises, LLC pursuant to a Stock Purchase Agreement and Share Exchange between Grant Enterprises, LLC and us. Pursuant to the Unit Purchase Agreement and Share Exchange, Grant Enterprises, LLC became our wholly owned subsidiary. Now, through our subsidiary, we own and operate a distribution company. Shahin Shadmer is our sole officer and director. We currently have no other employees.

Our subsidiary, Grant Enterprises, LLC was formed on April 30, 2001, and is the exclusive distributor of Kinjoy Chairs, in Michigan, Mississippi, Nevada and New Jersey. Business clients and individuals have long appreciated the Kinjoy Shiatsu Massage System in prestigious spas and resorts, as well as in private homes, for the reinvigorating and relaxing affects of the massage chair. We generate revenue by sales of chairs as well as through a vending program with entities in the casino entertainment industry such as Tropicana Resort & Hotel, Circus Circus Hotel and Orleans Hotel and Casino. Pursuant to the vending program, each entity grants us a license to place and operate our massage chairs on its premises. In exchange, we pay a fee of 50% of our gross receipts to the entity. The entity is responsible for all utility costs, while we are responsible for maintenance and upkeep of the massage chairs. Sales of Kinjoy chairs are a separate revenue stream than vending. The chairs are sold directly to paying customers for a fixed price with no revenue sharing. To date, we have generated $111,814 in revenues for the year ending December 31, 2005, of which 60% or approximately $67,000 came from sale of chairs and 40% approximately $45,000 came from vending and $36,230 in revenues for the six months ending June 30, 2006 of which 85% or approximately $30,000 came from vending and 15% or approximately $5400 came from sales of chairs. In addition, we incurred general and administrative expenses of $35,427 for the year ended December 31, 2005, and $14,863 for the six months ended June 30, 2006. Our net loss was $352 for the year ended December 31, 2005, and our net income for the six month period ending June 30, 2006 was $2,781.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data as of December 31, 2005 and December 31, 2004 are derived from our audited financial statements. The statement of operations and balance sheet data as of the six months ended June 30, 2006 and June 30, 2005 are derived from our unaudited financial statements.

	For the NineMonths Ended September 30,		For the Year Ended December 31,
	2006 (unaudited)	2005 (unaudited)	2005 (audited)	2004 (audited)

STATEMENT OF OPERATIONS

Revenues	$24,503	$81,769	$84,211	$91,524
Cost of Services	$3,221	$46,357	46,357	$47,683
General and Admin Expenses	$19,036	$31,247	$37,546	70,137
Net Income (Loss)	$2,245	$4,065	$308)	26,296

	As of September 30, 2006 (unaudited)	As of December 31, 2005 (audited)

BALANCE SHEET DATA

Cash	$42,264	$40,931
Total Assets	$70,405	$76,090
Total Liabilities	$17,50	-
Stockholders’ Equity	$70,405	$76,090

WHERE YOU CAN FIND US

Our corporate offices are located at 233 Wilshire Blvd., Suite 960, Santa Monica, California 90401. Our telephone number is (310) 393-0104.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in September 2004. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. There can be no assurance that we will be able to successfully implement our business plan, generate sufficient revenue to meet our expenses, operate profitably or be commercially successful. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter to quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including:

o	regulatory actions;
o	market acceptance of our products and services; and
o	new product and service introductions.

These conditions raise substantial doubt about our ability to continue as a going concern. As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant.

We will need a minimum of $40,000 to continue operations over the next twelve months, which we currently have in our cash reserves. However, we anticipate requiring additional funds in order to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR SUCCESS IS DEPENDENT UPON A LIMITED PRODUCT RANGE AND WE HAVE NO PLANS TO EXPAND OUR PRODUCT OFFERING.

We currently have no plans to expand our product line beyond the Kinjoy chairs and we are thus dependant solely on revenues derived from our chair vending and sales operations. If product demand does not meet expectations, our ability to mitigate lost revenues will be impaired because of a lack of product diversity. As a result, we may have difficulty implementing our business strategy and we may be forced to limit or cease operations

OUR SOLE MEANS OF DISTRIBUTION IS THROUGH AGREEMENTS WITH CASINOS AND HOTELS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING WE MAY NOT BE ABLE TO ENTER INTO NEW AGREEMENTS.

We have entered into several licensing agreements to provide Kinjoy chairs to casinos and hotels at their premises. Pursuant to the licensing agreements, we are required to pay a licensing fee equal to 50% of the gross receipts in addition to any costs and expenses incurred with respect to installation, operation, and maintenance of the chairs. If we are unable to obtain financing on reasonable terms, our ability to cover the costs incurred under such agreements will limit our ability to perform in accordance with the terms of the agreements and will further impact our ability to expand our distribution channels to include other casinos and hotels. In addition, such inability to expand our distribution channels could have a material adverse effect on our business strategy, operating results, and ability to continue operations.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF SHAHIN SHADMER, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Shahin Shadmer, our sole officer and director. Mr. Shadmer is in charge of scouting locations in California for both the sale and vending of Kinjoy Chairs at casinos established on Indian Gaming Reserves. Mr. Shadmer spends approximately 20 hours per week on this activity. We currently do not have an employment agreement with Mr. Shadmer. The loss of his services could have a material adverse effect on our business, financial condition or results of operation. To retain his services, we have entered into an option agreement with Mr. Shadmer giving him the option to purchase 200,000 shares of our common stock for a period of 1 year ending on March 7, 2007 at $1.00 per share.

RICHARD CARRIGAN’S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Richard Carrigan beneficially owns approximately 71% of our common stock. Accordingly, for as long as Mr. Carrigan continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY SALES AND TECHNICAL PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain sales employees. We will also need to attract, develop, motivate and retain technical employees capable of installing and maintaining the Kinjoy chairs at customer sites. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, our ability to sell our products will be greatly diminished. As a result, we will not be able to implement or expand our business plan.

OUR INDEPENDENT AUDITOR, GATELY AND ASSOCIATES, LLC, IS NOT LICENSED TO PRACTICE IN THE STATE OF CALIFORNIA AND THEREFORE IT IS POSSIBLE THAT IF WE DO NOT RETAIN AN INDEPENDENT AUDITOR THAT IS LICENSED IN THE STATE OF CALIFORNIA WE MAY HAVE LIABILITY FROM OUR SHAREHOLDERS AND STATE REGULATORS.

Gately & Associates, LLC, our independent auditor is not licensed in California. Since our headquarters are located in California it is possible that we may need to retain another firm which is licensed in the State. If we do not retain another independent auditor located in the State of California to review and audit our financial statement it is possible that there may be inaccuracies in our financial statements. In addition, we may face potential liability from shareholder suits and/or California regulators based on our using an auditor who is not licensed in the state where we have our principal headquarters.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Grant Enterprises, Inc. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

WE EXPECT INTENSE COMPETITION IN OUR INDUSTRY; IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS, WE WILL BE FORCED TO CURTAIL OR CEASE OUR BUSINESS OPERATIONS

The industry of developing wellness devices is new, rapidly evolving and intensely competitive. A variety of companies, compete with varied products or services that it offers, including but not limited to DMS Canada, First Class Vending and APP Vending. As the market for wellness devices grows, we believe that the range of companies involved in the industry will increase their efforts to develop products and services that will compete with our products and services. Achieving critical mass with respect to market share is critical for our business. Competitors who already have an established market share will, therefore, be in a better competitive position than us. We hope to offset any such competitive advantages by offering products and services which are superior in quality to and more appealing than those of our competitors, and by launching an effective marketing campaign.

THE DISTRIBUTION OF OUR PRODUCTS COULD RESULT IN PRODUCT LIABILITY CLAIMS, WHICH COULD NEGATIVELY IMPACT OUR FINANCIAL STABILITY.

We, like any other retailer and distributor of products, face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. We do not anticipate obtaining contractual indemnification from parties supplying raw materials, manufacturing or marketing our products. In any event, any such indemnification if obtained will be limited by our terms and, as a practical matter, to the creditworthiness of the indemnifying party.

In the event that we do not have adequate insurance or contractual indemnification, product liabilities relating to defective products could force us to curtail or cease our business operations.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. We have not had contact with market makers regarding the quotation of our securities on the OTC Bulletin Board. The offering price was determined by the price shares were sold to our shareholders in our private placement held in December 2004 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Richard Carrigan, our principal shareholder, received 1,000,000 shares of our common stock valued at par value of .001 for a total consideration of $1,000 pursuant to a Unit Purchase Agreement and Share Exchange between Grant Enterprises, LLC and us dated September 12, 2004. In addition, Mr. Carrigan purchased 5,000 shares of our common stock at $.10 per share in our December 2004 Rule 506 offering.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00(other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 400,000 shares of our common stock held by 41 shareholders. Such shareholders include the holders of the shares sold in our Regulation D Rule 506 offering in December 2004.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October , 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common Stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering (2)
Nick Allotta	8,000	8,000	0	0
Neville A. Anklesaria	10,000	10,000	0	0
Aileen Carrigan	5,000	5,000	0	0
Patrick E. Carrigan	5,000	5,000	0	0
Richard S. Carrigan (1)	1,005,000	5,000	1,000,000	71.43%
Trith Dadlani	17,000	17,000	0	0
Trent Day	5,250	5,250	0	0
Mit Ebeling	8,000	8,000	0	0
Shireen Ervine	15,000	15,000	0	0
James B. Ford	10,000	10,000	0	0
Richard Frey	3,500	3,500	0	0
Anthony Geisbauer	5,000	5,000	0	0

Adrianna R. Hunter	5,000	5,000	0	0
Hector M. Juarez	5,000	5,000	0	0
Samar Khan	5,000	5,000	0	0
John C. Kughn	12,000	12,000	0	0
William Kundson	5,000	5,000	0	0
David G. Marhefka	15,000	15,000	0	0
Charles Marquez	5,000	5,000	0	0
Deepak R. Mehta	16,000	16,000	0	0
Dennis L. Miller	5,000	5,000	0	0
Dale M. Moore	20,000	20,000	0	0
Mark Orslock	5,000	5,000	0	0
Amy D. Otto	7,500	7,500	0	0
Yaron Vidan Peled	19,000	19,000	0	0
Neville Ankle Saria	10,000	10,000	0	0
Carol K. Schilcher	10,000	10,000	0	0
Aaron Scoby	16,000	16,000	0	0
Melody A. Seebeck	25,000	25,000	0	0
Bussaya Srichai	28,750	28,750	0	0
Montri Srichai	5,000	5,000	0	0
Jirawan Staehr	5,000	5,000	0	0
Steven Staehr	12,500	12,500	0	0
Jirasauk Starut	5,250	5,250	0	0
Tidd Starut	11,000	11,000	0	0
Shane Sterner	5,000	5,000	0	0
Mark Stidham	12,000	12,000	0	0
David Turner	5,000	5,000	0	0
John A. Vahosky	18,000	18,000	0	0
Brian Vargo	5,250	5,250	0	0
Gloria Whelton	5,000	5,000	0	0
Diane L. Wright	10,000	10,000	0	0

(1)
Richard Carrigan received 1,000,000 of these shares pursuant to the Unit Purchase Agreement and Share Exchange between Grant Enterprises, LLC and us and purchased an additional 5,000 shares in our Regulation D Rule 506 offering.

(2)	Based on 1,400,000 shares issued and outstanding as of October , 2006.

To our knowledge, except for Richard Carrigan, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Richard Carrigan was the sole unit holder and officer of Grant Enterprises, LLC pursuant to a Unit Purchase Agreement and Share Exchange between Grant Enterprises, LLC and us. Pursuant to the Unit Purchase Agreement and Share Exchange, Grant Enterprises, LLC became our wholly owned subsidiary.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of October , 2006 is as follows:

NAME	AGE	POSITION
Shahin Shadmer	28	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

SHAHIN SHADMER is our founder and currently serves as our President, Chief Executive Officer, and Chief Financial Officer as well as our Chairman of the Board of Directors. Mr. Shadmer received his Bachelors of Art in History from California State University. During 2002 and 2003, Mr. Shahin worked in collections at The Best Service Company, collecting funds, handling litigation matters and office management. Mr. Shadmer also has four years experience in the areas of sales and marketing through his employment with Circuit City and Gensys Multimedia.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of October , 2006, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Richard Carrigan 7695 Desperado St. Las Vegas Nevada 89131	1,005,000	71.79%

Common Stock	Shahin Shadmer 233 Wilshire Blvd. Suite 960 Santa Monica, CA 90401	0	0%

Common Stock	All executive officers and directors as a group	0	0%

The percent of class is based on 1,400,000 shares of common stock issued and outstanding as of October , 2006.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of October , 2006, 1,400,000 shares of common stock are issued and outstanding and held by 41 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on September 9, 2004, in the State of Delaware. Our wholly-owned subsidiary, Grant Enterprises, LLC was formed on April 30, 2001. On September 12, 2004, we obtained all of the outstanding units of Grant Enterprises, LLC from Richard Carrigan, the sole unit holder in consideration for the issuance of 1,000,000 shares of our common stock to the Grant Enterprises, LLC shareholders pursuant to a Unit Purchase Agreement and Share Exchange between Grant Enterprises, LLC and us. Pursuant to the Unit Purchase Agreement and Share Exchange, Grant Enterprises, LLC became our wholly owned subsidiary. The purpose for this reorganization with Grant Enterprises, LLC was to obtain an operating company which we believed has a successful business plan.

DESCRIPTION OF BUSINESS

General

We were incorporated under the laws of the State of Delaware on September 9, 2004. We commenced operations for the purposes of evaluating, structuring, and completing a merger with prospects consisting of private companies, partnerships, or sole proprietorships in the United States. On September 12, 2004, we obtained all of the outstanding units of Grant Enterprises, LLC from Richard Carrigan, the sole shareholder, in consideration for the issuance of 1,000,000 shares of our common stock to the Richard Carrigan pursuant to a Unit Purchase Agreement and Share Exchange between Grant Enterprises, LLC and us. Pursuant to the Unit Purchase Agreement and Share Exchange, Grant Enterprises, LLC became our wholly owned subsidiary. Until this reorganization our activities had been limited to actions related to our organization, and we conducted virtually no business operations.

Now, through Grant Enterprises, LLC, we own and operate a distributor of Kinjoy Massage Chairs.

Grant Enterprises, LLC was incorporated on April 30, 2001, and is currently the exclusive distributor of Kinjoy Chairs in Michigan, Mississippi, Nevada and New Jersey. Business clients and individuals have long appreciated the Kinjoy Shiatsu Massage System in prestigious spas and resorts, as well as in private homes, for the reinvigorating and relaxing affects of the massage chair. Today, the Kinjoy system is available for commercial application with advanced vending technology, creating new markets where the Kinjoy Shiatsu Massage System can deliver another level of customer amenities and satisfaction while generating a new revenue stream for owners. We currently market and distribute Kinjoy Chairs to private individuals as well as health and wellness businesses, including spas, health clubs, nursing, hospice, and hospital facilities, and other operations where customer comfort is the highest priority. We have developed a revenue sharing program to maximize the potential of the Kinjoy vending model and minimize investment risk.

Products and Services

The core product marketed and distributed through our subsidiary is the Kinjoy Chair, a revolutionary new wellness device that combines an attractive modern furniture design with a complete, user-controlled Shiatsu massage system.

The Kinjoy Chair incorporates both aesthetic and ergonomic design. With smooth lines and rounded design elements, the Kinjoy Shiatsu Massage System is as visually appealing as it is physically calming. Comfortable armrests and contoured backrest invite clients to sit down and relax.

The overall design also maximizes mobility and energy efficiency. The wheeled base enables the chair to positioned anywhere in any environment and relocated to suit client and guest needs easily. Even when the automated massage functions are in use the power consumption of the Kinjoy Shiatsu Massage Chair is approximately equivalent to two light bulbs.

The Kinjoy system can be deployed in any environment as a value-added service and amenity for customers, giving a complete Shiatsu Massage without increasing overhead costs with additional staff or certifications. With its new vending device, the Kinjoy chair has even greater deployment potential to become a viable profit center.

With only a four-chair bay of Kinjoy Shiatsu Massage Systems (an investment value of approximately US$16,500) placed in a high-traffic location, deployers can expect revenues over US$25,000 annually. Inherent in the chairs design are features that minimize maintenance and keep the appearance looking new and inviting for years.

The revenue sharing program is an important aspect of our product and service suite. Currently in use by a number of high-profile corporations in the casino entertainment industry, the 50/50 arrangement decreases initial costs for the operator while expanding our revenue stream. The success of these programs is leading to new market opportunities for the business and new deployment purposes for the Kinjoy Shiatsu Massage System. We currently generate revenue by the placement of the Kinjoy Chairs in certain malls in various locations. These chairs come equipped with a system that accepts credit card payments.

Sales and Marketing

The long-range goal is to gain substantial visibility in the target market segments to leverage volume deployments of the Kinjoy Shiatsu Massage System product line with the vending application and increase awareness in other applicable markets. Key points to this strategy include:

*
Public Relations: A public relations firm with specialties in casino entertainment, hospitality, and travel markets will be retained to develop media relations, write press releases, and ensure publication in the relevant trades to increase market segment awareness and interest in the products.

*
Direct Personal Selling & Marketing Literature: Sales collateral will be developed to support the personal direct sales efforts and distribute segment-appropriate explanations of the technology and its benefits. Product sell sheets will develop the capabilities of the system and the company, demonstrating the distinctive overall benefits, and representing the ease of deployment within a variety of environments.

*
Trade Shows & Trade Advertising: Advertising will initially be concentrated around trade events and publications distributed on site. As deployments expand, advertising is expected to increase intermittently to support developing sales strategies as part of on-going operations.

Competition

The industry of developing wellness devices is new, rapidly evolving and intensely competitive. A variety of companies, compete with varied products or services that it offers, including but not limited to DMS Canada, First Class Vending and APP Vending.

As the market for wellness devices grows, we believe that the range of companies involved in the industry will increase their efforts to develop products and services that will compete with our products and services. Achieving critical mass with respect to market share is critical for our business. Competitors who already have an established market share will, therefore, be in a better competitive position than us. We hope to offset any such competitive advantages by offering products and services which are superior in quality to and more appealing than those of our competitors, and by launching an effective marketing campaign.

 Employees

We currently have one full-time employee.

MANAGEMENT DISCUSSION AND ANALYSIS

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Receivables from sale of Chairs have not had a material risk of non payment therefore management has elected not to establish an allowance for doubtful accounts as the risk of non payment is immaterial to the financial statements.

Revenue resulting from the sale of chairs is recognized when the chairs are received by the customer. We determine the sales price, we are responsible for collecting payment from the customer, and we bear the risk for product returns and the risks of non-payment. We generally purchase our inventory of chairs directly from our supplier at the time a customer places an order. Generally, the chairs are shipped directly from the supplier to the customer and we take title to the chairs once they are shipped from the supplier. From time to time we hold an inventory of chairs but prefer to purchase the chairs at the time an order is received from a customer

Vending revenues are recognized at the time the chairs are being used for a massage by the customer. We collect revenues of vending the chairs via the customer paying by charge card or coin collection (whereby we make regular coin collection visits). We record as cost of vending revenue the amounts paid to the location where vending chairs are made available for vending (50% of the gross vending receipts) as well as depreciation on the chairs owned by us for purposes of vending.

We have been operating at a loss and therefore have a tax carryforward. We have established 100% valuation allowance and will consider reducing the valuation allowance when we maintain profitability for a reasonable period of time.

Overview

Since our inception, we have generated revenue in the sale of and the vending service of the Kinjoy Shiatsu Massage System. This System is a chair that is marketed to private individuals as well as health and wellness businesses, including spas, health clubs, nursing hospice, and hospital facilities and other operations where customer comfort is the highest priority. We are the exclusive distributor of the Kinjoy Chairs in Michigan, Mississippi, Nevada and New Jersey. With the chair’s new vending device, the chair can be placed in high traffic areas without increasing overhead costs with additional staff or certifications. The chair is offered for sale as well as vending opportunities. We consider competition from other similar companies to be a risk for future revenues. Downward trend of our revenues may continue with increased competition. the sale of Chairs has declined due to competition. Vending revenujes have also declined. . Grant Enterprises, Inc. has left all business activity that Grant Enterprises, L.L.C. has created with that subsidiary.

The comparative results of business activity discussed are that of Grant Enterprises, Inc. and its subsidiary, Grant Enterprises, LLC for the years ended December 31, 2005 and 2004 and the quarter ending June 30, 2006.

Results of Operations

NINE MONTHS ENDED SEPTEMBER 30,2006 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2005

Gross Revenues

Gross revenues decreased from $81,769 for the nine months months ended September 30, 2005 to $24,503 for the ninemonths ended September 30, 2006 a decrease of $57,266 or 70%%. The decrease is related to a decrease in the sale of chairs mostly as well as a decrease in vending sales. During the nine months ended September 30, 2006, revenue derived from the sale of chairs accounted for 20% of total revenue while revenue derived from vending accounted for 80% of total revenue.

Cost of Revenue

Cost of Revenue decreased to $3,221 for the nine months ended September 30, 2006 from $46,357 for nine months ended September 30, 2005, a decrease of $43,136 or 93%_. The decrease was a result of a decrease in revenues. The percentage of cost of service decrease of 93% is apporoximately the same as the percentage of decrease in the sale of chairs. About 80% of the cost of revenue or $2,576 was attributed to cost of revenue from vending and 20% of the cost of revenue or $644 was for chair sales.

Gross Profit decreased from $35,412 for the nine months ended September 30, 2005 to $21,281_ for the nine months ended September 30, 2006, a decrease of $14,131 or 40% as a result of decrease in revenues
General and Administrative expenses, which includes general office expenses, travel and entertainment, and professional fees, decreased to $28,716 for nine months ended September30, 2006 from $30,910 for nine months ended Septebember 30, 2005, a decrease of of $2,194. The decrease in costs and expenses for the period were attributable to a decrease in travel expenses and professional fees.

Net Loss

For the nine months ended June 30, 2006 net loss was $7,435 compared to a net income of 4502 for the nine months ended September 30, 2005 .The decrease in net income is a result of the decrease in revenues as well as us not being able to decrease our general and administrative cost at the same rate. . Management has reviewed and continues to review all revenue and expense items with an effort to streamline the business, factors listed above describe the area that attribute to the recognition of income for the quarter.

YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

Gross Revenues

Gross revenues through December of 2005 were $84,211 a decrease of $7313 from the 2004 amount of $91,524, or a decrease of 8% approximately. The decrease was directly related to a decrease in vending sales .

In 2004, approximately 40% of the revenues derived from the sale of chairs, while the remaining 60% derived from vending. In 2005, we experienced a increase in the number of chairs sold, resulting in increase in revenue derived from such sales, while revenue derived from vending decreased. Therefore, in 2005 70% of our total revenue derived from the sale of chairs while the remaining 30% derived from vending.

Cost of Revenue

Cost of revenue through December of 2005 was $46,357 of which $32,450 was attributable to the cost of revenue of chairs, while remaining $13,907 of the total cost of revenue in was attributable to vending. The amount of $46,357 represented a decrease of $1326 or 3% from the 2004 amount of $47,683. This decrease is directly related to a decrease in revenues.

Gross Profit decrease from $43,841 for the year ended December 31, 2004 to $37,854 for the year ended December 31, 2005, a decrease $5,987 or 13%. . The decrease in gross profits was a result of the decrease in revenues in 2005. The company believes that the decrease in revenue represents a trend however, there is no guarantee that this trend will continue in the near future.

General and Administrative expenses decreased from $70,137 for the year ended December 31, 2004 to $37,546 for the year ended December 31, 2005. This decrease was due marketing costs decreasing by $3000, depreciation expense decreased by approximately $20,000, professional fees decreased by approximately $8000 and automobile expense decreased by approximately $1500. We expect the significant future general and administrative costs to be that of those costs revolving around our growth plans and professional fees for our filings with the U.S. Securities and Exchange Commission at the parent company level.

Net Income

Net income in 2005 was $308 compared to net loss in 2004 of $26,296, a difference of $26,604. This decrease in net loss was directly related to a decrease in our General and Administrative expenses.

Our ability to achieve our business objectives is contingent upon our success in raising additional capital to enter new markets and then rely on cash flows from operations for future growth

Plan of Operation

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

We will focus on striking more vending deals and sales agreements with casinos, both in Nevada, and casinos on Indian gaming reservations in California. We hope to either strike vending agreements or sale agreements with the casinos to install chairs in areas where casino customers ordinarily rest on chairs such as (i) sports betting areas; (ii) lounge areas; and (iii) near tables. By placing chairs in these areas, we hope to generate revenue from casino customers who wish to receive a massage while they rest. We also believe that the California market will provide opportunities for further expansion. We hope to increase both our revenues from sale of chairs and vending by 20% each year.

We will attempt to raise capital from sale of our common stock, business lines of credit, and loans from investors, shareholders or management, and/or joint venture partners. Management will use its best efforts to raise the additional funds carry out the planned program but there is significant risk that we may not secure the necessary funding.

We will primarily invest in new business development and ongoing business activities including sales and marketing, advertisement, legal and human resource development. We do not have sufficient cash to hire such personnel and basic operating infrastructure for a period of one year as shown by our working capital balance as of September 30,2006. We will continue to hire as independent contractors on a commission basis. If we are successful in developing new business, management will assess the results to determine the best course of action for ongoing and future needs.

Capital Resources and Liquidity

We raised $40,000 in a private placement in September 2004 and maintained a cash balance at September 30,2006 of $42,264. These funds as well as our business activity will allow us to have positive cash flows for the current year.

We have historically satisfied our cash requirements through revenues, short term financings, and issuance of common stock for cash. We anticipate that cash requirements will continue to increase as we continue to expend resources to build infrastructure, develop a business plan and establish a marketing network, customer support and administrative organizations. As of September 30, 2006, we had cash of _$42,264.

We anticipate that future revenue will be sufficient to cover budgeted operating expenditures and offering expenses. Although we believe we have sufficient cash to meet our minimum expenses for the next 12 months, we will be unable to expand on our business unless we are successful in raising additional capital. There is no assurance we will be successful in raising the needed capital. Should we pursue additional capital investment, we expect such financing to take the form of a private placement of equity or debt. We intend to seek advice from investment professionals on how to obtain additional capital. Current assets as of September 30, 2006 were $70,405, which consisted of cash of 42,264 and accounts receivable of $ 0 and related party advances of $0, property and equipment of $28,004 and deposits of $137.. Total current liabilities as of September 30, 2006 were $1,750, which consisted entirely of accrued expenses.

DESCRIPTION OF PROPERTY

Our executive offices are located at 233 Wilshire Blvd., Suite 960, Santa Monica, California 90401. This office space is leased to us for $500 per month on a month to month basis. We believe that this space is sufficient and adequate to operate our current business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Richard Carrigan has been providing a loan to us for working capital in the form of an unsecured demand note. During the year ended December 31, the loan was reclassified as partners’ capital per the desire of Mr. Richard Carrigan, majority unit holder of the subsidiary, Grant LLC.. By partner’s capital, we mean that at the time of the reclassification, the subsidiary was accounted for tax purposes as a partnership.  The note was an informal note without terms for the amount of $38,359From time to time the majority partner, Mr. Richard Carrigan, loans working capital to the subsidiary.

A primary shareholder, Mr. Richard Carrigan has prviously loaned Grant Enterprises, LLC, working capital in the form of a loan. The nature of these transactions is an informal agreement with the founder and primary shareholder of the Company, Mr. Richard Carrigan. These amounts are used for working capital when the Company has shortfalls in cash flows. The transactions occur when the shareholder places Company expenses on his credit card and the company later reimburses the shareholder for these expenses. From time to time the Company pays cash to the shareholder in excess of the amounts owed upon which the Company records these amount as related party advances. . At December 31, 2005 and 2004 the Company has related party advances $2979 and $0, respectively. At September 30,2006 the Company had related party advances of $ 0.

At the company’s inception, the Company had a payable to this shareholder, Mr. Richard Carrigan in the amount of $38,359 which was the largest balance to date. This payable had no terms. Mr. Carrigan’s intention was to convert this payable to capital so that the consolidated Company would start out with no liabilities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 41 registered shareholders.

Rule 144 Shares

As of October , 2006, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After December 2005, the 400,000 shares held by the shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 1,400,000 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Grants

Shahin Shadmer has the option to purchase 200,000 shares of our common stock for a period of six months expiring March 7, 2006 at $1.00 a share. There are no other options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until October , 2006.

ANNUAL COMPENSATION						LONG TERM COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED	SARS ($)	LTIP COMPENSATION	ALL OTHER COMPENSATION
Shahin Shadmer	President CEO and Chairman	2006 2005	$0 $0	0 0	0 0	0 0	0 0	0 0	0 0

Stock Option Grants

Shahin Shadmer has the option to purchase 200,000 shares of our common stock for a period of six months expiring March 7, 2006 at $1.00 a share. There are no other options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Shahin Shadmer, our Chief Executive Officer, President, and Chairman of the Board of Directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F St., N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

FINANCIAL STATEMENTS

The financial statements begin on the subsequent page of this prospectus.

GRANT ENTERPRISES INC.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2006

GRANT ENTERPRISES INC.
AND SUBSIDIARY

Financial Statements Table of Contents

GRANT ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
As of September 30, 2006 and December 31, 2005
(unaudited)

ASSETS

	CURRENT ASSETS	09/30/06	12/31/05

Cash & Cash Equivalents		$42,264	$40,931
Accounts Receivable		-	1,213
Related Party Advances		-	3,721

Total Current Assets		42,264	45,865

PROPERTY & EQUIPMENT			-

Transportation		39,140	39,140
Vending Equipment		54,831	54,831
Less: Accumulated Depreciation		(65,968)	(63,883)

Total Property & Equipment		28,004	30,089

OTHER ASSETS

Deposits		137	137

Total Other Assets		137	137

TOTAL ASSETS		$70,405	$76,090

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued Expenses		$1,750	$-

Total Current Liabilities		$1,750	$-

STOCKHOLDERS' EQUITY

Preferred stock, $0.001 per value;
10,000,000 authorized, none issued

Common Stock, $.001 par value;
Authorized: 100,000,000
Issued: 1,400,000 and 1,400,000, respectively		1,400	1,400
Additional paid in capital		100,362	100,362
Accumulated Defecit		(33,107)	(25,672)

Total Stockholder's Equity		68,655	76,090

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY		$70,405	$76,090

The accompanying notes are an integral part of these financial statements.

F-1

GRANT ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the nine month periods ended September 30, 2006 and 2005
(unaudited)

	09/30/06	09/30/05

NET REVENUE	$24,503	$81,769

COST OF REVENUE	3,221	46,357

GROSS PROFIT	21,281	35,412

GENERAL AND ADMINISTRATIVE EXPENSES	28,716	30,910

OPERATING INCOME	(7,435)	4,502

PROVISIONS FOR INCOME TAX	-	-

NET INCOME (LOSS)	$(7,435)	$4,502

Earnings (loss) per share, basic and diluted	$(0.01)	$0.00

Weighted average number of common shares	1,400,000	1,400,000

The accompanying notes are an integral part of these financial statements.

F-2

GRANT ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three month periods ended September 30, 2006 and 2005
(unaudited)

	09/30/06	09/30/05

NET REVENUE	$3,638	$8,077

COST OF REVENUE	-	1,452

GROSS PROFIT	3,638	6,625

GENERAL AND ADMINISTRATIVE EXPENSES	4,174	12,938

OPERATING INCOME	(536)	(6,314)

NET INCOME (LOSS)	$(536)	$(6,314)

Earnings (loss) per share, basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares	1,400,000	1,400,000

The accompanying notes are an integral part of these financial statements.

F-3

GRANT ENTERPRISES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
For the periods ended December 31, 2005 and September 30, 2006
(unaudited)

			ADDITIONAL
	COMMON	PAR	PAID IN	ACCUM.	TOTAL
	STOCK	VALUE	CAPITAL	DEFICIT	EQUITY

Balance, December 31, 2004	1,400,000	$1,400	$100,362	$(25,980)	$75,783

Net loss				308	$308

Balance, December 31, 2005	1,400,000	1,400	100,362	(25,672)	76,090

Net loss				(7,435)	(7,435)

Balance, September 30, 2006	1,400,000	$1,400	$100,362	$(33,107)	$68,655

The accompanying notes are an integral part of these financial statements.

F-4

GRANT ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine month periods ended September 30, 2006 and 2005
(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES	09/30/06	09/30/05

Net income (loss)	$(7,435)	$4,502

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Depreciation	2,085	2,084
(Increase) Decrease in accounts receivable	1,212	1,489
(Increase) Decrease in related party advance	3,721
Increase (Decrease) in accrued expenses	1,750	-
Increase (Decrease) in accounts payable	-	1,138
Increase (Decrease) in prepaid expenses	-

Total adjustments to net income	8,768	4,711

Net cash provided by (used in) operating activities	1,333	9,213

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for assets	-	-

Net cash flows provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Cash paid, distribution to stockholder	-	(29,018)
Cash received from stockholder	-	26,012

Net cash provided by (used in) financing activities	-	(3,006)

CASH RECONCILIATION

Net increase (decrease) in cash & cash equivalents	1,333	6,207
Cash & cash equivalents - beginning balance	40,931	40,118

CASH & CASH EQUIVALENTS	$42,264	$46,325

The accompanying notes are an integral part of these financial statements.

F-5

GRANT ENTERPRISES, INC.

Notes to the financial statements

(unaudited)

1.   Summary of Significant Accounting Policies:

Industry - Grant Enterprises, Inc. (the Company) was incorporated in the state of Delaware on September 9, 2004. At the time of incorporation the Company exchanged shares with Grant Enterprises, LLC. making Grant Enterprises, LLC. an acquired subsidiary. As the Company was the non-operating acquirer, for accounting purposes Grant Enterprises, LLC is considered the accounting acquirer. The share exchange has been accounted for as a retroactive stock split. Grant Enterprises, LLC. was organized as a Limited-Liability company on April 30, 2001 under the laws of the State of Nevada. The Company is headquartered in California. The Company is involved in the sale of and the vending service of the Kinjoy Shiatsu Massage System. This System is a chair that is marketed to private individuals as well as health and wellness businesses, including spas, health clubs, nursing, hospice, and hospital facilities and other operations where customer comfort is the highest priority. With the chair’s new vending device, the chair can be placed in high traffic areas without increasing overhead costs with additional staff or certifications. The chair is offered for sale as well as vending opportunities. The Company’s fiscal year end is December 31, a calendar year end.

Significant Accounting Policies:

The Company’s management has adopted the following accounting policies.

Revenue Recognition

Sales revenue:

Revenues, accounted for on a net basis, resulting from the sale of chairs is recognized when the chairs are received by the customer. The Company determines the sales price, is responsible for collecting payment from the customer, and bears the risk for product returns and the risks of non-payment. The Company generally purchases its inventory of chairs directly from its supplier at the time a customer places an order. Generally, the chairs are shipped directly from the supplier to the customer and the Company takes title to the chairs once they are shipped from the supplier. From time to time the Company does hold an inventory of chairs but prefers to purchase the chairs at the time an order is received from a customer

Vending revenues:

Vending revenues are recognized at the time the chairs are being used for a massage by the customer. The Company collects revenue of vending the chairs via the customer paying by charge card or coin collection (whereby the Company makes regular coin collection visits). The Company records as cost of vending revenue the amounts paid to the location where vending chairs are made available for vending (50% of the gross vending receipts) as well as depreciation on the chairs owned by the Company for purposes of vending.

Cash and Cash Equivalents - The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting - The Company’s financial statements are prepared in accordance with generally accepted accounting principles. The Company’s management has made all adjustments in their opinion that are necessary in order to make the financial statements not misleading.

F-6

Estimates and adjustment-The Company’s management is of the opinion that all estimates and adjustment have been made in accordance with Generally Accepted Accounting Principle in order for the financial statements to not be misleading.

Inventory-Stated at the lower of cost or market, cost being determined by the first in, first out method.

Property and Equipment - Vending equipment is recorded at cost. Depreciation is computed on the double declining balance method over the estimated useful life of 5 years and the expense is recorded as a cost of sales. Transportation equipment is used in order for the Company to make collections on vending revenue and is also depreciated on the double declining method over the estimated useful life of 5 years and is recorded as an expense of general and administration.

Income Taxes - The Parent and Subsidiary Company utilize the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Earnings Per Share - Basic and diluted earnings per share is computed by dividing earnings available to stockholders by the weighted-average number of shares outstanding for the period as guided by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings. At the balance sheet date, there were 200,000 options outstanding which are anti-dilutive.

Concentrations of Credit Risk- Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company’s policy is to place its operating demand deposit accounts with high credit quality financial institutions that are insured by the FDIC.

Compensation in the form of stock - As listed in footnote number 7 the Company has only one equity instrument in the form of a stock option for a Company officer as follows:

On September 1, 2005 the Company issued an option agreement to the Company’s officer for the purchase of 200,000 shares of common stock for the purchase price of $1.00 per share that expired on March 7, 2006. These options are accounted for under Statement of Financial Accounting Standard 123R “Accounting for Stock-based Compensation”. The grant date and vesting date for these options was September 1, 2005and to date have not been exercised. The fair value of these options at the grant date and at year end was less than the exercise price of the options therefore no value was expensed in the Statement of Operations as compensation expense.

The Company used SFAS No.123, “Accounting For Stock Based Compansation,” for the years ending December 31, 2005 and 2004. As required by a revision of this standard, the Company has adopted SFAS No. 123R to account for stock based compensation whereby through this adoption the Company accounts for amounts regarding stock based compensation at its expense instead of proforma results. For this transition the Company has elected the prospective method to account for the change. For the nine months ended September 30, 2006 the exercise price of the option mentioned above was above fair market value of the stock and therefore no expense was recorded.

F-7

During the years ending December 31, 2005 and 2004 the company elected to use Financial Accounting Standard 123, “Accounting For Stock-Based Compensation”. Compensation in the form of stock is accounted for as issued and valued at fair value at the inception of the compensation period or grant date. This standard establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25.

Estimates and adjustment-The Company’s management is of the opinion that all estimates and adjustment have been made in accordance with Generally Accepted Accounting Principle in order for the financial statements to not be misleading.

2.   Related Party Transactions:

A primary shareholder, Richard Carrigan from time to time has loaned the Company working capital in the form of a loan with no terms. The nature of these transactions is an informal agreement with the founder and primary shareholder of the Company. These amounts are used for working capital when the Company has shortfalls in cash flows. The transactions occur when the shareholder places Company expenses on his credit card and the company later reimburses the shareholder for these expenses. From time to time the Company pays cash to the shareholder in excess of the amounts owed upon which the Company records these amounts as a related party advance as these funds will be used for future reimbursements. At September 30, 2006 and December 31, 2005 the Company has related party receivables of $0 and $3,721, respectively, towards expenses which are recorded as related party advances.

3.   Accounts Receivable:

The Company has balances in accounts receivable from the sale of chairs and historically has not had material amounts of bad debt write offs therefore an allowance for doubtful accounts was not established. The Company’s vending operations work on pre-paid basis and therefore have no receivables.

4.   Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

5.   Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consist of trade payables from normal operations of the business.

6.   Operating and Capital Lease Agreements:

The Company has no short term or long term leases.

7.   Stockholder Equity:

The Company has authorized 10,000,000 shares of preferred stock at a par value of $.001 per share none of which have been issued.

F-8

The Company has authorized 100,000,000 shares of common stock at a par value of $.001 per share of which 1,400,000 shares have been issued.

Upon incorporation of the Company (September 9, 2004), 1,000,000 shares of common stock were issued in an exchange agreement for the 1,000 units (100%) of the subsidiary, Grant Enterprises, LLC, for a value of its existing capital as accounted for as a partnership. Grant Enterprises, LLC is considered the accounting acquirer and therefore the share exchange was accounted as a retroactive share exchange with the unit holders.

During September of 2004 the Company undertook a private placement offering of 400,000 shares of common stock for a value of $40,000, or $.10 per share. The Company’s management considers the offering exempt from reporting with the U.S. Securities and Exchange Commission.

Stock Based Compensation:

On September 1, 2005 the Company issued an option agreement to the Company’s officer for the purchase of 200,000 shares of common stock for the purchase price of $1.00 per share that expired on March 7, 2006. These options are accounted for under Statement of Financial Accounting Standard 123R “Accounting for Stock-based Compensation”. The grant date and vesting date for these options was September 1, 2005and to date have not been exercised. The fair value of these options at the grant date and at year end was less than the exercise price of the options therefore no value was expensed in the Statement of Operations as compensation expense.

8.   Employment Contract and Incentive Commitments:

The Company has no employment contracts and incentive commitments.

9. Income Taxes:

The income tax payable that was accrued for the six months ending June 30, 2006 was offset by the Company’s net operating loss carryforward therefore the provisions for income tax in the income statement is $0.

For the nine months ended September 30, 2006 the Company had an operating loss of $ 7,435 which is a loss that can be carried forward to offset future income for a period of 20 years. The Company has net operating loss carryforwards that were derived solely from operating losses. These amounts can be carried forward to be used to offset future income for tax purposes for a period of 20 years for each year’s loss. The accounting for these losses derive a deferred tax asset for the nine months ended September 30, 2006 of $6,621.

No provision was made for federal income tax since the Company has significant net operating losses. From inception through September 30, 2006 the Company incurred net operating losses for tax purposes of approximately $33,107. The net operating loss carry forwards may be used to reduce taxable income through the years 2024 to 2026. The availability of the Company’s net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock. The provision for income taxes consists of the federal and state minimum tax imposed on corporations.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of September 30, 2006 are as follows:

Deferred tax assets:
Federal net operating loss	$4,960
State net operating loss	1,650

Total deferred tax assets	6,610
Less valuation allowance	(6,610)

$--

F-9

The Company has provided a 100% valuation allowance on the deferred tax assets at September 30, 2006 to reduce such asset to zero, since there is no assurance that the Company will generate future taxable income to utilize such asset. Management will review this valuation allowance requirement periodically and make adjustments as warranted.

The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2005 and 2004 ( September 30, 2006 being the same)is as follows:

	2005	2004

Federal income tax rate	(15.0%)	(15.0%)
State tax, net of federal benefit	(5.0%)	(5.0%)
Increase in valuation allowance	20.0%	20.0%

Effective income tax rate	0.0%	0.0%

The Subsidiary Company prior to acquisition by the Parent Company ( September 2004) accounted for income taxes as a Limited Liability Company by preparing a partnership return whereby any income or loss generated by the Subsidiary would be passed through to the individual unit holders. After acquisition the Subsidiary Company adopted the method of accounting for income taxes as the Parent Company accounts for income taxes under the deferred tax asset and liability method. If the Company accounted for income taxes prior to acquisition the Company would have realized a net operating loss carryforward in the amount of $20,560 which would have expired in the year 2024 if not used to offset income. Using the effective tax rate of 20% this would have resulted in a deferred tax asset in the amount of $4,112 of which the Company would set an allowance of $4,112 as the Company’s management believes the company would more than likely not have the ability to use this asset.

The Parent Company acts as a holding company and does not have operations therefore there were no deferred tax assets or liabilities to account for. The Parent Company and Subsidiary Company do not file a consolidated tax return therefore the deferred tax assets and liabilities that are disclosed are that of the Subsidiary Company and consolidated with the Parent Company for accounting reasons.

10.   Required Cash Flow Disclosure for non-cash items, Interest and Taxes Paid:

The Company has made no cash payments for interest or income taxes.

11.   Contingent Liabilities:

Currently the Company has not identified any contingent liabilities that may be due.

12. Restatement of Financial Statements:

Restatement:

In error the Company classified a shareholder distribution of $2,948 as an increase to the Company’s accumulated deficit when it should have been netted with shareholder loan. The shareholder loan payable is created when the shareholder puts Company expenses on his credit card. The amount paid in excess of the shareholder loan was then classified as related party advances. This reclassification had no effect on net income for the nine months ending September 30, 2006.

In error the Company classified a shareholder distribution of $4,721 as an increase to the Company’s accumulated deficit when it should have been netted with shareholder loan. As stated above, amounts paid to the shareholder in excess of the payable is classified as a related party advance in the amount of $2,979. This reclassification had no effect on net income for the year ending December 31, 2005.

F-10

GRANT ENTERPRISES INC.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND DECEMBER 31, 2004

GRANT ENTERPRISES INC.
AND SUBSIDIARY

Financial Statements Table of Contents

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheets of Grant Enterprises, Inc. as of December 31, 2005 and 2004 and the related statements of operations, stockholders’equity, and cash flows for the twelve months ending December 31, 2005 and 2004. These financial statements are the responsibility of company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of The Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grant Enterprises, Inc. at December 31, 2005 and 2004 and the results of its operations and its cash flows for the twelve months then ended in conformity with U.S. Generally Accepted Accounting Principles.

The Company has reclassified and restated the financial statements dated December 31, 2005 and 2004. Disclosure of these changes are provided in footnote 12 “Restatement and Reclassification of Financial Statements”. The Company discovered errors subsequent to the issuance of the financial statements.

            /S/Gately & Associates, L.L.C.
 Gately & Associates, L.L.C.
 Altamonte Springs, FL
 June 10, 2006
 Restatement October 30, 2006

GRANT ENTERPRISES, INC.
BALANCE SHEET
As of December 31, 2005 and 2004

ASSETS

CURRENT ASSETS	12/31/2005	12/31/2004

Cash & cash equivalents	$40,931	$40,118
Accounts receivable	1,213	2,660
Related party receivable	3,720	-

Total Current Assets	45,864	42,778

PROPERY AND EQUIPMENT

Vending equipment	93,972	93,972
Less: accumulated depreciation	(63,883)	(61,104)

Total Property and Equipment	30,089	32,868

OTHER ASSETS

Deposits	137	137

Total Other Assets	137	137

TOTAL ASSETS	$76,090	$75,783

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$-	$-
Demand note payable - related company	-	-

Total Current Liabilities	-	-

STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value;
10,000,000 authorized, none issued	-	-

Common stock, $.001 par value;
100,000,000 authorized, 1,400,000 issued	1,400	1,400

Additional paid in capital	100,362	100,362

Accumulated deficit	(25,672)	(25,979)

Total Stockholders' Equity	76,090	75,783

TOTAL LIABILITIES AND EQUITY	$76,090	$75,783

The accompanying footnotes are an integral part of these financial statements.

GRANT ENTERPRISES, INC.
STATEMENTS OF OPERATIONS
For the years ended December 31, 2005 and 2004

	12/31/2005	12/31/2004

NET REVENUE	$84,211	$91,524

COST OF REVENUE	46,357	47,683

GROSS PROFIT	37,854	43,841

GENERAL AND ADMINISTRATIVE EXPENSES	37,546	70,137

OPERATING INCOME	308	(26,296)

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$308	$(26,296)

Earnings (loss) per share, basic	$0.00	$(0.02)

Weighted average number of common shares	1,400,000	1,100,000

The accompanying footnotes are an integral part of these financial statements.

GRANT ENTERPRISES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
For the years ended December 31, 2005 and 2004

			ADDITIONAL	RETAINED
	COMMON	PAR	PAID IN	EARNINGS	TOTAL
	STOCK	VALUE	CAPITAL	(DEFICIT)	EQUITY

Balance, December 31, 2003	-	$-	$23,304	$316	$23,620

Retroactive share issuance
treated as a stock split
upon merger on Sep. 9, 2004
at par value, $.001 per share.	1,000,000	1,000	37,459		38,459

Stock subscried for during
September 2004 at $.10
per share.	400,000	400	39,600		40,000

Net income (loss)				(26,296)	(26,296)

Balance, December 31, 2004	1,400,000	$1,400	$100,362	$(25,980)	$75,783

Net income (loss)				308	308

Balance, December 31, 2005	1,400,000	$1,400	$100,362	$(25,672)	$76,091

The accompanying footnotes are an integral part of these financial statements.

GRANT ENTERPRISES, INC.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2005 and 2004

CASH FLOWS FROM OPERATING ACTIVITIES	12/31/2005	12/31/2004

Net income (loss)	$308	$(26,296)

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Depreciation	2,779	8,986
(Increase) Decrease in accounts receivable	1,447	752
(Increase) Decrease in inventory	-	22,000
Increase (Decrease) in prepaid expenses	(3,721)	-

Total adjustments to net income	505	31,738

Net cash provided by (used in) operating activities	813	5,442

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for equipment	-	(28,384)

Net cash flows provided by (used in) investing activites	-	(28,384)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received (paid) from related party	-	(15,607)
Cash received from note payable later converted to capital	-	38,459
Cash received from stock issuance	-	40,000

Net cash provided by (used in) financing activities	-	62,852

CASH RECONCILIATION

Net increase (decrease) in cash & cash equivalents	813	39,909
Cash $ cash equivalents - beginning balance	40,118	209

CASH & CASH EQUIVALENTS - ENDING BALANCE	$40,931	$40,118

The accompanying footnotes are an integral part of these financial statements.

GRANT ENTERPRISES, INC.

Notes to the financial statements

1.   Summary of Significant Accounting Policies:

Industry - Grant Enterprises, Inc. (the Company) was incorporated in the state of Delaware on September 9, 2004. At the time of incorporation the Company exchanged shares with Grant Enterprises, LLC. making Grant Enterprises, LLC. an acquired subsidiary. As the Company was the non-operating acquirer, for accounting purposes Grant Enterprises, LLC is considered the accounting acquirer. The share exchange has been accounted for as a retroactive stock split. Grant Enterprises, LLC. was organized as a Limited-Liability company on April 30, 2001 under the laws of the State of Nevada. The Company is headquartered in California. The Company is involved in the sale of and the vending service of the Kinjoy Shiatsu Massage System. This System is a chair that is marketed to private individuals as well as health and wellness businesses, including spas, health clubs, nursing, hospice, and hospital facilities and other operations where customer comfort is the highest priority. With the chair’s new vending device, the chair can be placed in high traffic areas without increasing overhead costs with additional staff or certifications. The chair is offered for sale as well as vending opportunities. The Company’s fiscal year end is December 31, a calendar year end.

Significant Accounting Policies:

The Company’s management has adopted the following accounting policies.

Revenue Recognition

Sales revenue:

Revenues, accounted for on a net basis, resulting from the sale of chairs is recognized when the chairs are received by the customer. The Company determines the sales price, is responsible for collecting payment from the customer, and bears the risk for product returns and the risks of non-payment. The Company generally purchases its inventory of chairs directly from its supplier at the time a customer places an order. Generally, the chairs are shipped directly from the supplier to the customer and the Company takes title to the chairs once they are shipped from the supplier. From time to time the Company does hold an inventory of chairs but prefers to purchase the chairs at the time an order is received from a customer

Vending revenues:

Vending revenues are recognized at the time the chairs are being used for a massage by the customer. The Company collects revenue of vending the chairs via the customer paying by charge card or coin collection (whereby the Company makes regular coin collection visits). The Company records as cost of vending revenue the amounts paid to the location where vending chairs are made available for vending (50% of the gross vending receipts) as well as depreciation on the chairs owned by the Company for purposes of vending.

Cash and Cash Equivalents - The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Basis of Accounting - The Company’s financial statements are prepared on the accrual basis in accordance with generally accepted accounting principles.

Property and Equipment - Vending equipment is recorded at cost. Depreciation is computed on the double declining balance method over the estimated useful life of 5 years and the expense is recorded as a cost of sales. Transportation equipment is used in order for the Company to make collections on vending revenue and is also depreciated on the double declining method over the estimated useful life of 5 years and is recorded as an expense of general and administration.

Income Taxes - The Parent and Subsidiary Company utilize the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Earnings Per Share - Basic and diluted earnings per share is computed by dividing earnings available to stockholders by the weighted-average number of shares outstanding for the period as guided by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings. At the balance sheet date, there were 200,000 options outstanding which are anti-dilutive.

Concentrations of Credit Risk- Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company’s policy is to place its operating demand deposit accounts with high credit quality financial institutions that are insured by the FDIC.

Compensation in the form of stock - The company has elected to use Financial Accounting Standard 123, “Accounting For Stock-Based Compensation” .Compensation in the form of stock is accounted for as issued and valued at fair value at the inception of the compensation period or grant date.
Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees. For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25.

For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant or the value of services, whichever is more determinable. For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability. Stock option awards are valued using the Black-Scholes option-pricing model.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company’s net loss and loss per share would be increased to the pro forma amounts indicated below for the year ended December 31, 2005:

2005
Net loss attributed to common stockholders:
As reported	$308
Compensation recognized under APB 25	0
Compensation recognized under SFAS 123	(219)
Pro forma	$89
Basic and diluted loss attributed to common stockholders per common share:
As reported	$0.00022
Pro forma	$0.00006

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2005:  risk-free interest rate of 4.5% ; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company’s common shares of 100%; and term of the options of 6 months.

Estimates and adjustment-The Company’s management is of the opinion that all estimates and adjustment have been made in accordance with Generally Accepted Accounting Principle in order for the financial statements to not be misleading.

2.   Related Party Transactions:

A primary shareholder, Mr Richard Carrigan has from time to time loaned the Company working capital in the form of a loan. The nature of these transactions is an informal agreement with the founder and primary shareholder of the Company, Mr. Richard Carrigan These amounts are used for working capital when the Company has shortfalls in cash flows. The transactions occur when the shareholder places Company expenses on his credit card and the company later reimburses the shareholder for these expenses. From time to time the Company pays cash to the shareholder in excess of the amounts owed upon which the Company records these amount as a related party advance. The Company repays the amount from time to time. . At December 31, 2005 and 2004 the Company has advances of $3,720 and $0, respectively.

At the company’s inception, the Company had a payable to this shareholder in the amount of $38,359 which the shareholder decided to contribute to capital at that time so that the consolidated Company would start out with no liabilities.

3.   Accounts Receivable:

The Company has balances in accounts receivable from the sale of chairs and historically has not had material amounts of bad debt write offs therefore an allowance for doubtful accounts was not established. The Company’s vending operations work on pre-paid basis and therefore have no receivables.

4.   Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates..

5.   Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consist of trade payables from normal operations of the business.

6.   Operating and Capital Lease Agreements:

The Company has no short term or long term leases.

7.   Stockholder Equity:

The Company has authorized 10,000,000 shares of preferred stock at a par value of $.001 per share none of which have been issued.

The Company has authorized 100,000,000 shares of common stock at a par value of $.001 per share of which 1,400,000 shares have been issued.

Upon incorporation of the Company (September 9, 2004), 1,000,000 shares of common stock were issued in an exchange agreement for the 1,000 units (100%) of the subsidiary, Grant Enterprises, LLC, for a value of its existing capital as accounted for as a partnership. Grant Enterprises, LLC is considered the accounting acquirer and therefore the share exchange was accounted as a retroactive share exchange with the unit holders.

During September of 2004 the Company undertook a private placement offering of 400,000 shares of common stock for a value of $40,000, or $.10 per share. The Company’s management considers the offering exempt from reporting with the U.S. Securities and Exchange Commission.

Stock Based Compensation:

On September 1, 2005 the Company issued an option agreement to the Company’s officer for the purchase of 200,000 shares of common stock for the purchase price of $1.00 per share that expires on March 7, 2006. These options are accounted for under Statement of Financial Accounting Standard 123 “Accounting for Stock-based Compensation”. The grant date and vesting date for these options was September 1, 2005and to date have not been exercised. The fair value of these options at the grant date and at year end was less than the exercise price of the options therefore no value was expensed in the Statement of Operations as compensation expense.

8.   Employment Contract and Incentive Commitments:

The Company has no employment contracts and incentive commitments.

9. Income Taxes:

The Company has a net operating loss carryforward that was derived solely from an operating loss for the year ending December 31, 2004 in the amount of $26,296. Since the acquisition of the subsidiary occurred in September of 2004 and the subsidiary was accounted for as a partnership pre-acquisition, the years net operating loss is limited in its usage. These amounts can be carried forward to be used to offset future income for tax purposes for a period of 20 years for each year’s loss. The accounting for the loss derives a deferred tax asset in the amount of 5,134.

No provision was made for federal income tax since the Company has significant net operating loss. The net operating loss carry forward may be used to reduce taxable income through the year 2024. The availability of the Company’s net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock. The provision for income taxes consists of the federal and state minimum tax imposed on corporations.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2005 are as follows:

2005
Deferred tax assets:
Federal net operating loss	$3,850
State net operating loss	1,284
Total deferred tax assets	5,134
Less valuation allowance	(5,134)

$--

The Company has provided a 100% valuation allowance on the deferred tax asset to zero, since there is no assurance that the Company will generate future taxable income to utilize such asset. Management will review this valuation allowance requirement periodically and make adjustments as warranted.

The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2005 and 2004 is as follows:

	2005	2004

Federal income tax rate	(15.0%)	(15.0%)
State tax, net of federal benefit	(5.0%)	(5.0%)
Increase in valuation allowance	20.0%	20.0%

Effective income tax rate	0.0%	0.0%

The Subsidiary Company prior to acquisition by the Parent Company ( September 2004) accounted for income taxes as a Limited Liability Company by preparing a partnership return whereby any income or loss generated by the Subsidiary would be passed through to the individual unit holders. After acquisition the Subsidiary Company adopted the method of accounting for income taxes as the Parent Company accounts for income taxes under the deferred tax asset and liability method. If the Company accounted for income taxes prior to acquisition the Company would have realized a net operating loss carryforward in the amount of $20,560 which would have expired in the year 2024 if not used to offset income. Using the effective tax rate of 20% this would have resulted in a deferred tax asset in the amount of $4,112 of which the Company would set allowance of $4,112 as the Company’s management believes the company would more than likely not have the ability to use this asset.

The Parent Company acts as a holding company and does not have operations therefore there were no deferred tax assets or liabilities to account for. The Parent Company and Subsidiary Company do not file a consolidated tax return therefore the deferred tax assets and liabilities that are disclosed are that of the Subsidiary Company and consolidated with the Parent Company for accounting reasons.

10.   Required Cash Flow Disclosure for Interest and Taxes Paid:

The Company has made no cash payments for interest or income taxes.

11.   Contingent Liabilities:

Currently the Company has not identified any contingent liabilities that may be due.

12. Restatement of Financial Statements:

Restatement:

In error the Company classified a shareholder distribution of $4,721 as an increase to the Company’s accumulated defecit when it should have been netted with shareholder loan. The shareholder loan payable is created when the shareholder puts Company expenses on his credit card. The amount paid in excess of the shareholder loan was then classified as related party advances in the amount of $2,979. This restatement had no effect on net income for the year ending December 31, 2005.

Upon review of the financial statements, the Company’s management has reclassified revenue and cost recognition from the gross basis to the net basis of recording sales of chairs. This reclassification resulted in no changes to the net income of the Company for the years ended December 31, 2005 and 2004.

In prior released statements dated December 31, 2004 the Company in error classified depreciation of vending equipment as general and administration costs in the amount of $10,121. This amount was reclassified as a cost of sales in the current restatement and had no effect on net income. In prior released Statements dated December 31, 2004 the Company in error classified $36,461 as a note payable to a shareholder of the subsidiary company. This amount has been restated as a contribution to capital as intended by the Companies management.

In prior released statements dated December 31, 2004 the Company had clerical errors which required a restatement of the financial statements. Cash was understated due to disbursements that were in transit that subsequently never cleared the bank. Accounts receivable was overstated by due to a cancelled sale that was not recognized by the Company during that year. Property was understated by due to a purchase that a shareholder made for the Company but never informed the Company. This caused depreciation expense to increase along with an additional increase in expense after review of the Company’s policy on depreciation expense. Upon review of prior balances of additional paid in capital it was discovered that a shareholder had been personally paying expenses of the Company and that this shareholder had not notified the Company of these amounts as being contributions to capital.

The net result of these changes is scheduled below.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the twelve months ending December 31, 2005 and 2004

	AS		AS
	PREVIOUSLY	AS	PREVIOUSLY	AS
	FILED	RESTATED	FILED	RESTATED
	12/31/05	12/31/05	12/31/04	12/31/04

REVENUE	$111,814	$84,211	$115,522	$91,524

COST OF SERVICES	76,739	46,357	42,000	47,683

GROSS PROFIT OR (LOSS)	35,075	37,854	73,522	43,841

GENERAL AND ADMINISTRATIVE EXPENSES	35,482	37,546	76,317	70,137

OPERATING INCOME BEFORE TAXES	(407)	308	(2,795)	(26,296)

PROVISIONS FOR INCOME TAXES	-	-	-	-

NET INCOME	$(407)	$308	$(2,795)	$(26,296)

Earnings (loss) per share, basic and diluted	$(0.000)	$0.000	$(0.003)	$(0.024)

Weighted average number of common shares	1,400,000	1,400,000	1,100,000	1,100,000

GRANT ENTERPRISES, INC.
400,000 Shares Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$4.89

Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$5,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$10,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,004.89

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On September 12, 2004, we issued a total of 1,000,000 shares of our common stock to Richard Carrigan. Such shares were issued pursuant to the Unit Purchase Agreement and Share Exchange between us and Grant Enterprises, LLC and were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Richard Carrigan had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In December 2004, we completed a Regulation D, Rule 506 Offering in which we issued a total of 400,000 shares of our common stock to a total of 41 investors at a price per share of $.10 for an aggregate offering price of $40,000.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Nick Allotta	8,000
Neville A. Anklesaria	10,000
Aileen Carrigan	5,000
Patrick E. Carrigan	5,000
Richard S. Carrigan	5,000
Trith Dadlani	17,000
Trent Day	5,250
Mit Ebeling	8,000
Shireen Ervine	15,000
James B. Ford	10,000
Richard Frey	3,500
Anthony Geisbauer	5,000
Adrianna R. Hunter	5,000
Hector M. Juarez	5,000
Samar Khan	5,000
John C. Kughn	12,000
William Kundson	5,000
David G. Marhefka	15,000
Charles Marquez	5,000
Deepak R. Mehta	16,000
Dennis L. Miller	5,000
Dale M. Moore	20,000
Mark Orslock	5,000
Amy D. Otto	7,500
Yaron Vidan Peled	19,000
Neville Ankle Saria	10,000
Carol K. Schilcher	10,000
Aaron Scoby	16,000
Melody A. Seebeck	25,000
Bussaya Srichai	28,750
Montri Srichai	5,000
Jirawan Staehr	5,000
Steven Staehr	12,500
Jirasauk Starut	5,250
Tidd Starut	11,000
Shane Sterner	5,000
Mark Stidham	12,000
David Turner	5,000
John A. Vahosky	18,000

Brian Vargo	5,250
Gloria Whelton	5,000
Diane L. Wright	10,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in December 2004 were restricted in accordance with Rule 144 of the Securities Act of 1933.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Distributor Agreement with Welltec USA, LLC (2)
10.2	License Agreement with Tropicana Resort & Hotel (2)
10.3	License Agreement with Adventure Dome - Circus Circus (2)
10.4	License Agreement with Orleans Casino (2)
10.5	Unit Purchase Agreement And Share Exchange (2)
10.6	Option Agreement dated September 9, 2005 between the Company and Shahin Shadmer (2)
21	Subsidiaries (1)
23.1	Consent of Gately & Associates
23.2	Consent of Counsel, as in Exhibit 5.1
(1) These exhibits were previously filed with the original Form SB-2 Registration Statement filed with the SEC on August 5, 2005.

(2) These exhibits were previously filed with our Amendment No. 1 to this registration statement on Form SB-2 filed with the SEC on November 2, 2005.

ITEM 28. UNDERTAKINGS.

(a)	Rule 415 Offering: Undertaking pursuant to Item 512(a) of Regulation S-B

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)	Request for Acceleration of Effective Date: Undertaking pursuant to Item 512(e) of Regulation S-B

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(c)	For Purposes of Determining Liability under the Securities Act: Undertaking pursuant to Item 512(g) of Regulation S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1.
If the small business issuer is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Santa Monica, State of California on November 2, 2006.

By:	/s/ Shahin Shadmer
SHAHIN SHADMER
President; Chief Executive Officer; Chief Financial Officer; Principal Accounting Officer; and Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Shahin Shadmer, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Shahin Shadmer	President, Chief Executive Officer,
	Shahin Shadmer	Chief Financial Officer; Principal Accounting Officer and Chairman of the Board of Directors

Dated: November 2, 2006